TENTH AMENDMENT

TO

FOREIGN CUSTODY MANAGER AGREEMENT

This Amendment (“Amendment”) is made as of February 28, 2025 (“Effective Date”), by and among the undersigned trusts on behalf of the series listed at Annex I (each, a “Fund” and together, the “Funds”) and The Bank of New York Mellon (“BNY Mellon”).

BACKGROUND:

A.

Certain of the Funds and BNY Mellon are parties to a Foreign Custody Manager Agreement dated as of January 18, 2019, as amended (the “Agreement”), relating to BNY Mellon’s provision of services to certain of the Funds.

B.	The parties desire to amend the Agreement as set forth herein.

C.	This Background section is incorporated by reference into and made part of this Amendment.

TERMS:

In consideration of the mutual agreements contained herein, the parties hereby agree as follows:

1.	Annex I to the Agreement is hereby deleted and replaced in its entirety with Annex I attached hereto.

2.	Miscellaneous.

(a)	As amended and supplemented hereby, the Agreement shall remain in full force and effect.

(b)

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

EXECUTION

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized representatives designated below as of the day and year first above written.

THE BANK OF NEW YORK MELLON

By:	/s/ Robert M. Stein, Jr.
Name:	Robert M. Stein, Jr.
Title:	Vice President

COLUMBIA ETF TRUST I

By:	/s/ Marybeth Pilat
Name:	Marybeth Pilat
Title:	Treasurer & Chief Accounting Officer

COLUMBIA ETF TRUST II

By:	/s/ Marybeth Pilat
Name:	Marybeth Pilat
Title:	Treasurer & Chief Accounting Officer

EXECUTION

ANNEX I

(as of February 28, 2025)

Columbia ETF Trust I

Fund Name	Tax Identification

Columbia Diversified Fixed Income Allocation ETF: DIAL	82-2166114

Columbia International Equity Income ETF: INEQ f/k/a Columbia International ESG Equity Income ETF: ESGN[1]	81-2176094

Columbia Multi-Sector Municipal Income ETF: MUST	82-5504769

Columbia Research Enhanced Core ETF: RECS	84-2473155

Columbia Research Enhanced Real Estate ETF: CRED	92-2626172

Columbia Research Enhanced Value ETF: REVS	84-2479594

Columbia Select Technology ETF f/k/a Columbia Semiconductor and Technology ETF[2]	87-4513809

Columbia Short Duration Bond ETF: SBND	87-2157246

Columbia Short Duration High Yield ETF: HYSD	99-3663724

Columbia U.S. Equity Income ETF: EQIN f/k/a Columbia U.S. ESG Equity Income ETF: ESGS[3]	81-2136386

Columbia U.S. High Yield ETF: NJNK	99-3613829

Columbia ETF Trust II

Fund Name	Tax Identification

Columbia EM Core ex-China ETF: XCEM	32-0469071

Columbia India Consumer ETF: INCO	27-5301395

Columbia Research Enhanced Emerging Economies ETF: ECON f/k/a Columbia Emerging Markets Consumer ETF [4]	27-1929340

1 Effective date of name change June 3, 2024

2 Effective date of name change February 28, 2025

3 Effective date of name change June 3, 2024

4 Effective date of name change June 28, 2024.

3